CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 23, 2010 for the Global X Silver Miners ETF, Global X Lithium ETF, Global X Copper Miners ETF, Global X Brazil Mid Cap ETF, Global X Brazil Financials ETF, Global X Brazil Consumer ETF, Global X/InterBolsa FTSE Colombia 20 ETF, Global X FTSE Nordic 30 ETF, Global X China Consumer ETF, Global X China Energy ETF, Global X China Financials ETF, Global X China Industrials ETF, Global X China Technology ETF, and Global X China Materials ETF, (each a series of the Global X Funds, (the “Trust’) and collectively referred to as the “Funds”) and to all references to our firm included in or made a part of this Post Effective Amendment No. 19 under the Securities Act of 1933 and Post-Effective Amendment No. 22 under the Investment Company Act of 1940 to Global X  Fund’s Registration Statement on Form N-1A (File Nos. 333-1517130 and 811-22209), including the references to our firm in the Prospectus and “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Fund.

Abington, Pennsylvania
December 30, 2010